Exhibit 99.(a)(xi)

FORM OF

LEGG MASON CHARLES STREET TRUST, INC.

ARTICLES SUPPLEMENTARY

Legg Mason Charles Street Trust, Inc., a Maryland Corporation, having its principal office in Baltimore City, Maryland (the “Corporation”) hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article Sixth, Section 6.1 of the charter of the Corporation and § 2-105(c) of the Maryland General Corporation Law, the Board of Directors has taken the following actions, to be effective upon filing:

(a)           created and established a new share class of the Global Opportunities Bond Fund series of the Corporation (“Global Opportunities”), to be known as “Global Opportunities Bond Fund, Class A”, and designated two hundred fifty million (250,000,000) unissued shares of Batterymarch Emerging Markets Portfolio, Institutional Class Shares and two hundred fifty million (250,000,000) unissued shares of Batterymarch Emerging Markets Portfolio, Financial Intermediary Class Shares that the Corporation is authorized to issue as shares of “Global Opportunities Bond Fund, Class A”;

(b)           created and established a new share class of Global Opportunities, to be known as “Global Opportunities Bond Fund, Class C” and designated two hundred fifty million (250,000,000) unissued shares of LM Balanced Institutional Portfolio, Institutional Class Shares and two hundred fifty million (250,000,000) unissued shares of LM Balanced Institutional Portfolio, Financial Intermediary Class Shares that the Corporation is authorized to issue as shares of “Global Opportunities Bond Fund, Class C”; and

(c)           created and established a new share class of the Batterymarch US Small Capitalization Equity Portfolio series of the Corporation (“Batterymarch US Small Cap”), to be known as “Batterymarch US Small Capitalization Equity Portfolio, Class R1” and designated two hundred fifty million (250,000,000) unissued shares of Batterymarch US MidCapitalization Equity Portfolio, Institutional Class Shares and two hundred fifty million (250,000,000) unissued shares of Batterymarch US MidCapitalization Equity Portfolio, Financial Intermediary Class Shares that the Corporation is authorized to issue as shares of “Batterymarch US Small Capitalization Equity Portfolio, Class R1.”

SECOND:                                          Each Class A, Class C, Institutional Class, Financial Intermediary Class, and Institutional Select Class share of Global Opportunities shall represent investment in the same pool of assets as every other share of Global Opportunities and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Global Opportunities, except as provided in the charter and as set forth below:

(1)                                 The net asset values of Class A, Class C, Institutional Class, Financial Intermediary Class and Institutional Select Class shares shall be calculated separately.  In calculating the net asset values,

(a)           Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)           Each class shall be charged separately with such other expenses as may be permitted by U.S. Securities and Exchange Commission (“SEC”) rule or order and as the Board of Directors shall deem appropriate;

(c)           All other fees and expenses shall be charged to all classes of Global Opportunities, in the proportion that the net asset value of that class bears to the net asset value of Global Opportunities, except as the SEC may otherwise require;

(2)                                 Dividends and other distributions (if any) shall be paid on Class A, Class C, Institutional Class, Financial Intermediary Class and Institutional Select Class shares at the same time.  The amounts of all dividends and other distributions shall be calculated separately for Class A, Class C, Institutional Class, Financial Intermediary Class and Institutional Select Class shares.  In calculating the amount of any dividend or other distribution,

(a)           Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)           Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board of Directors shall deem appropriate;

(c)           All other fees and expenses shall be charged to each class of Global Opportunities, in the proportion that the net asset value of that class bears to the net asset value of Global Opportunities, except as the SEC may otherwise require;

(3)                                 Each class of Global Opportunities shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine.  On all other matters, all classes of Global Opportunities shall vote together, and every share of Global Opportunities, regardless of class, shall have an equal vote with every other share of Global Opportunities; and

(4)                                 The Corporation, by a general or specific resolution of the Board of Directors, may require the conversion of Class A or Class C shares, or their exchange, into shares of another class if the holder of said shares no longer meets the eligibility requirement for Class A and Class C shares, respectively, as determined by the Board of Directors from time to time.

THIRD:                                                       Each Class A, Class C, Institutional Class, Financial Intermediary Class, Class R and Class R1 share of Batterymarch US Small Cap shall represent investment in the same pool of assets as every other share of Batterymarch US Small Cap and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as every other share of Batterymarch US Small Cap, except as provided in the charter and as set forth below:

(1)                                 The net asset values of Class A, Class C, Institutional Class, Financial Intermediary Class, Class R and Class R1 shares shall be calculated separately.  In calculating the net asset values,

(a)           Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)           Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board of Directors shall deem appropriate;

(c)           All other fees and expenses shall be charged to all classes of Batterymarch US Small Cap, in the proportion that the net asset value of that class bears to the net asset value of Batterymarch US Small Cap, except as the SEC may otherwise require;

(2)                                 Dividends and other distributions (if any) shall be paid on Class A, Class C, Institutional Class, Financial Intermediary Class, Class R and Class R1 shares at the same time.  The amounts of all dividends and other distributions shall be calculated separately for Class A, Class C, Institutional Class, Financial Intermediary Class, Class R and Class R1 shares.  In calculating the amount of any dividend or other distribution,

(a)           Each class shall be charged with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to that class, and not with the transfer agency fees and Rule 12b-1 fees (or equivalent fees by any other name) attributable to any other class;

(b)           Each class shall be charged separately with such other expenses as may be permitted by SEC rule or order and as the Board of Directors shall deem appropriate;

(c)           All other fees and expenses shall be charged to each class of Batterymarch US Small Cap, in the proportion that the net asset value of that class bears to the net asset value of Batterymarch US Small Cap, except as the SEC may otherwise require;

(3)                                 Each class of Batterymarch US Small Cap shall vote separately on matters pertaining only to that class, as the Board of Directors shall from time to time determine.  On all other matters, all classes of Batterymarch US Small Cap shall vote together, and every share of Batterymarch US Small Cap, regardless of class, shall have an equal vote with every other share of Batterymarch US Small Cap; and

(4)                                 The Corporation, by a general or specific resolution of the Board of Directors, may require the conversion of Class A, Class C, Class R or Class R1 shares, or their exchange, into shares of another class if the holder of said shares no longer meets the eligibility requirement for Class A, Class C, Class R and Class R1 shares, respectively, as determined by the Board of Directors from time to time.

FOURTH: (a)  Immediately before filing these Articles Supplementary, the Corporation had authority to issue ten billion (10,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of ten million (10,000,000) dollars.  These shares were classified as follows:

Designation	Number of Shares	Aggregate Par Value of Class
LM Value Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
LM Special Investment Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
Batterymarch International Equity Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
Batterymarch Emerging Markets Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000

Legg Mason Fund Adviser/Western Asset Balanced Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000
LM Total Return Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
LM Balanced Institutional Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000
Batterymarch US MidCapitalization Equity Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000
Batterymarch US Small Capitalization Equity Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000
	500,000,000 Class A Shares	$500,000
	500,000,000 Class C Shares	$500,000
	500,000,000 Class R Shares	$500,000
Global Opportunities Bond Fund	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000
	500,000,000 Institutional Select Class Shares	$500,000

(b) Immediately after filing these Articles Supplementary, the Corporation shall continue to have authority to issue ten billion (10,000,000,000) shares of Common Stock, $0.001 par value per share, having an aggregate par value of ten million (10,000,000) dollars.  These shares are classified as follows:

Designation	Number of Shares	Aggregate Par Value of Class
LM Value Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
LM Special Investment Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
Batterymarch International Equity Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
Batterymarch Emerging Markets Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
Legg Mason Fund Adviser/Western Asset Balanced Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000
LM Total Return Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
LM Balanced Institutional Portfolio	250,000,000 Institutional Class Shares	$250,000

	250,000,000 Financial Intermediary Class Shares	$250,000
Batterymarch US MidCapitalization Equity Portfolio	250,000,000 Institutional Class Shares	$250,000
	250,000,000 Financial Intermediary Class Shares	$250,000
Batterymarch US Small Capitalization Equity Portfolio	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000
	500,000,000 Class A Shares	$500,000
	500,000,000 Class C Shares	$500,000
	500,000,000 Class R Shares	$500,000
	500,000,000 Class R1 Shares	$500,000
Global Opportunities Bond Fund	500,000,000 Institutional Class Shares	$500,000
	500,000,000 Financial Intermediary Class Shares	$500,000
	500,000,000 Institutional Select Class Shares	$500,000
	500,000,000 Class A Shares	$500,000
	500,000,000 Class C Shares	$500,000

FIFTH:   The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SIXTH:           The total number of shares of capital stock that the Corporation has authority to issue has not been increased or decreased by the Board of Directors.

IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary on                       , 2009.

ATTEST:	LEGG MASON CHARLES STREET TRUST, INC.

By:	By:
Richard M. Wachterman		Vice President
Assistant Secretary

The undersigned Vice President of the Corporation, who executed on behalf of the Corporation the foregoing Articles Supplementary of which this Certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles Supplementary to be the corporate act of the Corporation, and states under penalties of perjury that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects.

Vice President